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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 2, 2000, in the Registration Statement (Form S-1 No. 333-35938) and related Prospectus of CoSine Communications, Inc. for the registration of 10,000,000 shares of its common stock.


                                         Ernst & Young LLP

Palo Alto, California



The foregoing consent is in the form that will be signed upon the completion of the reincorporation of CoSine Communications, Inc. in Delaware as described in
Note 11 of the Notes of the Consolidated Financial Statements.



                                        /s/  Ernst & Young LLP

Palo Alto, California
August 23, 2000